Exhibit 99.1

Netcapital Inc. Granted Additional 180-Day Nasdaq Compliance Period for Minimum Bid Price Requirement

BOSTON, MA, August 10, 2026 – Netcapital Inc. (Nasdaq: NCPL) (the “Company”) Today announced that it has received written notification from the Nasdaq Listing Qualifications Staff (“Nasdaq Staff”) granting the Company an additional 180 calendar days, until February 1, 2027, to regain compliance with Nasdaq’s minimum $1.00 bid price requirement under Nasdaq Listing Rule 5550(a)(2). The notification has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol ‘NCPL.’

As previously disclosed, on February 4, 2026, the Company received notice from Nasdaq Staff that its common stock no longer complied with the minimum bid price requirement because the closing bid price of the Company’s common stock had been below $1.00 per share for the preceding 30 consecutive business days. The Company was initially provided 180 calendar days, through August 3, 2026, to regain compliance. The Company did not regain compliance during that initial period.

Nasdaq Staff granted the additional compliance period because the Company meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, other than the minimum bid price requirement, and because the Company has provided written notice of its intention to cure the bid-price deficiency during the additional compliance period, including through a reverse stock split if necessary.

The Company may regain compliance if the closing bid price of its common stock is at least $1.00 per share for at least 10 consecutive business days during the additional compliance period. Nasdaq Staff may, in its discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a longer period, generally not exceeding 20 consecutive business days, before determining that the Company has demonstrated sustained compliance.

If the Company does not regain compliance by February 1, 2027, Nasdaq Staff is expected to issue a delisting determination. The Company has the right to request a hearing before a Nasdaq Hearings Panel. Under Nasdaq Listing Rule 5815(a)(1)(B), because the Company has been afforded a second 180-day compliance period, a timely request for a hearing would not stay the suspension of the Company’s securities from trading pending the Hearings Panel’s decision. There can be no assurance that any hearing request would be successful or that the Company would receive additional time to regain compliance.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc., is registered with the U.S. Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s ability and intention to regain compliance with Nasdaq’s minimum bid-price requirement; the potential use, timing, approval, implementation, and effectiveness of a reverse stock split; the anticipated timing of the filing of the Company’s Annual Report on Form 10-K; the Company’s ability to satisfy Nasdaq continued listing standards; the potential outcome of any Nasdaq process or hearing; and the Company’s ability to address operational, regulatory, reporting, and listing-related matters.

These forward-looking statements are based on the Company’s current expectations, estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the Company’s ability to maintain a closing bid price of at least $1.00 per share for the period required by Nasdaq; market conditions and volatility in the trading price of the Company’s common stock; the Company’s ability to obtain any required corporate or stockholder approvals; the timing and effectiveness of any reverse stock split; the Company’s ability to complete required financial reporting and audit procedures; the timing and outcome of Nasdaq determinations; the Company’s ability to meet other Nasdaq continued listing requirements; its ability to raise capital; and general economic, market, regulatory, and business conditions.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact

800-460-0815
ir@netcapital.com